Exhibit 21.1

Subsidiaries of Horizon Pharma Public Limited Company:

NAME:	JURISDICTION OF INCORPORATION:
Andromeda Biotech Limited	Israel
Horizon European Products, LLC	Delaware
Horizon Orphan LLC	Delaware
Horizon Pharma Aon Limited	Ireland
Horizon Pharma Capital Limited	Ireland
Horizon Pharma Dó Limited	Ireland
Horizon Pharma Finance Limited	Ireland
Horizon Pharma Finance S.à.r.l	Luxembourg
Horizon Pharma GmbH	Germany
Horizon Pharma Holdings 2 Limited	Ireland
Horizon Pharma Holdings Limited	Ireland
Horizon Pharma Investment Limited	Bermuda
Horizon Pharma Ireland Limited	Ireland
Horizon Pharma Israel Holding Corp. Ltd	Israel

Horizon Pharma Rheumatology LLC	Delaware
Horizon Pharma Services Limited	Ireland
Horizon Pharma Switzerland GmbH	Switzerland
Horizon Pharma Treasury Limited	Ireland
Horizon Pharma Trí Limited	Ireland
Horizon Pharma USA, Inc.	Delaware
Horizon Pharma, Inc.	Delaware
Horizon Pharmaceutical LLC	Delaware
Horizon Therapeutics, LLC	Delaware
Horizon Pharma Services LLC	Delaware
Hyperion Therapeutics Ireland Holding Limited	Ireland
Hyperion Therapeutics Ireland Operating Limited	Ireland
HZNP Canada Limited	Canada
HZNP European Holdings, C.V.	Netherlands
HZNP Limited	Ireland
HZNP USA LLC	Delaware
Misneach Europe LLC	Delaware
Horizon Pharma Tepro, Inc	Delaware